UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive
offices including zip code)

(310) 601-2500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Solutions 2 Go

On August 31, 2009, Zoo Publishing, Inc. (“Zoo Publishing”), a wholly-owned subsidiary of Zoo Games, Inc., a wholly-owned subsidiary of Zoo Entertainment, Inc. (the “Company”), entered into an Exclusive Distribution Agreement with Solutions 2 Go Inc., a Canadian corporation (“S2G Inc.”) and an Exclusive Distribution Agreement with Solutions 2 Go, LLC, a California limited liability company (“S2G LLC,” and together with S2G Inc., “S2G”), pursuant to which Zoo Publishing granted to S2G the exclusive rights to market, sell and distribute certain video games, related software and products, with respect to which Zoo Publishing owns rights, in the territories specified therein (collectively, the “Distribution Agreements”).

In connection with the Distribution Agreements, on August 31, 2009, the Company entered into an Advance Agreement (the “Advance Agreement”) with S2G, pursuant to which S2G made a payment to the Company in the amount of $1,999,999, in advance of S2G’s purchases of certain products pursuant to the Distribution Agreements (the “Advance”). From August 31, 2009 until recoupment of the Advance in full, interest on the outstanding amount shall accrue at the rate of ten percent (10%) per annum. The amount of any unrecouped Advance outstanding shall be repaid in its entirety to S2G no later than September 15, 2010 (the “Maturity Date”). The Advance shall be recouped, in whole or in part, from sales generated by S2G of products purchased by S2G under the Distribution Agreements (“S2G Sales”). A percentage of the gross margin on the S2G Sales shall be applied to a recoupment of the Advance until the earlier of (i) the date on which the amount of the unrecouped Advance has been reduced to zero or (ii) the Maturity Date, on which any unrecouped Advance shall be repaid.

Notwithstanding the foregoing, if, at any time prior to the recoupment of the Advance in full, the Company receives proceeds in connection with any sale of securities, or otherwise raises additional capital, exceeding an aggregate of five million dollars ($5,000,000) (“Additional Capital Transaction”), other than under the Anticipated Qualified Financing, (as defined below), the entire unrecouped Advance under the Advance Agreement shall at once become due and payable in full as of the funding date of the Additional Capital Transaction without written notice of acceleration to the Company.  The term “Additional Capital Transaction” shall include, but not be limited to the sale or issuance of any security by the Company, or any subsidiary of the Company, of any kind or character whatsoever, where “security” is given its broadest meaning including stock, warrants, options, convertible notes, and similar instruments of all types.

In  consideration of S2G entering into the Advance Agreement, the Company agreed to issue to S2G Inc. a warrant (“Warrant”) to purchase 7,665,731 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) (or such other number of shares of Common Stock that on the Warrant Grant Date (as defined below), represents 6% of the Company’s modified fully-diluted shares, computed as if all outstanding convertible stock, warrants and stock options that are, directly or indirectly, convertible into Common Stock at a price of $0.75 or less, have been so converted), upon the occurrence (the “Warrant Grant Date”) of an “Anticipated Qualified Financing”, which means (i) the consummation of the sale of shares of Common Stock by the Company which results in aggregate gross proceeds to the Company of at least $4,000,000 and (ii) the conversion of the Company’s senior secured convertible notes, in the aggregate original principal amount of $11,150,000, into shares of Common Stock.  The Warrant will have a term of five years and an exercise price equal to $0.30.

As a condition to the consummation of the transactions contemplated by the Advance Agreement, certain employees of the Company, including two executive officers as described below, entered into guarantys with S2G Inc. to guaranty the payment of any and all indebtedness of the Company and its affiliates in connection with the Advance Agreement.

As previously disclosed in that Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 18, 2009, Mark Seremet, the President, Chief Executive Officer and a director of the Company, and David Rosenbaum, President of Zoo Publishing, each entered into certain letter agreements, dated as of May 12, 2009, pursuant to which, in consideration of each of Messrs. Seremet and Rosenbaum entering into a guaranty with Wells Fargo Bank, National Association in connection with the Company’s purchase order financing, the Company agreed to compensate Messrs. Seremet and Rosenbaum (the “Fee Letters”).  On August 31, 2009, and in consideration of each of Messrs. Seremet and Rosenbaum entering into a guaranty with S2G Inc. to guaranty the payment of all indebtedness of the Company and its affiliates in connection with the Advance Agreement, the Company entered into amendments to the Fee Letters, with each of Messrs. Seremet and Rosenbaum, to provide that the references to the “Loan” and the “Guaranty” set forth in the Fee Letters shall be deemed to include, in the case of the term “Loan,” the Advance to the Company made under the Advance Agreement, and in the case of the term “Guaranty,” the guaranty made to S2G Inc.

Amendment No. 3 to the Notes

On August 31, 2009, the Company entered into that certain Amendment No. 3 to Senior Secured Convertible Note (“Amendment No. 3”), with the requisite holders (the “Holders”) of the Company’s senior secured convertible notes issued in the aggregate principal amount of $11,150,000 (the “Notes”).  As previously disclosed in those Current Reports on Form 8-K filed with the SEC on July 11, 2008, July 15, 2008, August 1, 2008 and August 15, 2008, which are incorporated herein by reference, the Company entered into that certain Note Purchase Agreement, dated as of July 7, 2008, as subsequently amended on July 15, 2008, July 31, 2008 and August 12, 2008, pursuant to which the Company consummated a financing (the “First Financing”) to raise $9,000,000 through the sale of Notes to certain Holders.  Additionally, as previously disclosed in that Current Report on Form 8-K filed with the SEC on October 2, 2008, which is incorporated herein by reference, the Company entered into that certain Note Purchase Agreement, dated as of September 26, 2008, pursuant to which the Company consummated a second financing to raise $1,400,000 through the sale of Notes to certain Holders (the “Second Financing”).  As previously disclosed in that Current Report on Form 8-K filed with the SEC on July 2, 2009, the Company entered into Amendment No. 2 to the Notes (“Amendment No. 2”), whereby the parties agreed to extend the maturity date of the Notes issued in the First Financing and to provide that the Notes shall automatically convert into shares of Common Stock upon the occurrence of certain events.

Amendment No. 3 further extends the maturity date of the Notes issued in both the First Financing and the Second Financing to September 30, 2009.  Amendment No. 3 also provides that the Notes shall automatically convert into shares of Common Stock upon the consummation of a sale of shares of Common Stock that results in aggregate gross proceeds to the Company of at least $4,000,000, at a price per share equal to $0.20.  Notwithstanding, if the Notes do not convert on or prior to September 30, 2009, Amendment No. 3 provides that the provisions of Amendment No. 2, as amended by Amendment No. 3, with respect to automatic conversion shall become null and void and shall be of no further effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOO ENTERTAINMENT, INC

Date: September 4, 2009	By:	/s/ David Fremed
Name: David Fremed
Title: Chief Financial Officer